Exhibit 99.2

pSivida Corp. Announces $5.36 Million Registered Direct Financing

WATERTOWN, Mass. August 2, 2012 — pSivida Corp. (NASDAQ:PSDV - News), a leader in developing sustained release, drug delivery products for treatment of back-of-the-eye diseases, announced today that it has entered into a securities purchase agreement with institutional investors to raise gross proceeds of approximately $5.36 million in a registered direct offering through the sale of a total of 2,494,419 shares of the Company’s common stock and warrants to purchase 623,605 shares of its common stock.

The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and the equivalent of a warrant to purchase 0.25 shares of common stock. Each purchaser will receive warrants to purchase a number of whole shares of common stock equal to 25% of the number of shares of common stock purchased by such purchaser. Each unit will be sold at a negotiated price of $2.15 per unit. Each warrant will be exercisable for one share of common stock, has an exercise price of $2.50 per share and will be exercisable during the period commencing six months after the date of its original issuance and ending five years from the date of issuance. These securities are being offered through an effective registration statement.

The offering is expected to close on or about August 7, 2012 subject to the satisfaction of customary closing conditions. The Company intends to use the proceeds from this offering for general corporate purposes, which may include funding its clinical trials for posterior uveitis and other business operations.

Rodman & Renshaw, LLC acted as sole placement agent for the offering.

A shelf registration statement relating to the shares of common stock and warrants to purchase common stock issued in the offering has been filed with the Securities and Exchange Commission (SEC) and has been declared effective. A prospectus supplement relating to the offering will be filed with the SEC. Copies of the prospectus supplement and accompanying prospectus may be obtained from Rodman & Renshaw, LLC by calling 212-201-8064 or by email at placements@rodm.com. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of our shares of common stock. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

About pSivida Corp.

pSivida Corp., headquartered in Watertown, MA, develops tiny, sustained release, drug delivery products designed to deliver drugs at a controlled and steady rate for months or years. pSivida is currently focused on treatment of chronic diseases of the back of the eye utilizing its core technology systems, Durasert™ and BioSilicon™. The injectible, sustained release micro-insert ILUVIEN® for the treatment of chronic Diabetic Macular Edema (DME), licensed to Alimera Sciences, Inc., has received marketing authorization in Austria, France, Germany, Portugal and the U.K. and is awaiting authorization in Italy and Spain. The United States Food and Drug Administration (FDA) has cleared pSivida’s Investigational New Drug application (IND) to treat posterior uveitis with the same micro-insert. An investigator-sponsored clinical trial is ongoing for an injectible, bioerodible insert to treat glaucoma and ocular hypertension. pSivida’s two FDA-approved products, Retisert® and Vitrasert®, are implants that provide long-term, sustained drug delivery to treat two other chronic diseases of the retina.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Various statements made in this release are forward-looking, and are inherently subject to risks, uncertainties and potentially inaccurate assumptions. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. The following are some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements: no assurance that Alimera will resubmit its application or be able to demonstrate to the FDA that the benefits outweigh the risks of ILUVIEN for DME using data from their two previously completed pivotal Phase III clinical trials (FAME™ Study), that additional clinical trials will not be required, that the population of chronic DME patients will be acceptable to the FDA or that Alimera will be able to obtain regulatory approval for ILUVIEN for DME in the U.S.; ability of Alimera to consummate its pending financing; the timing and conditions for additional regulatory approvals are subject to decisions by regulators; necessity to raise additional capital to finance Phase III uveitis trials as well as other working capital needs; ability to obtain additional capital; ability to initiate and complete clinical trials and obtain regulatory approval of product candidates; adverse side effects; Alimera’s ability to successfully obtain regulatory approval of and commercialize ILUVIEN for DME in the EU; actions with respect to regulatory approval of ILUVIEN for DME in the U.S.; ability to attain profitability; exercise by Pfizer, Inc. of the Latanoprost Product option; further impairment of intangible assets; fluctuations in operating results; decline in royalty revenues; ability to find partners to develop and market products; termination of license agreements; competition; market acceptance of products and product candidates; reduction in use of products as a result of future guidelines, recommendations or studies; ability to protect intellectual property and avoid infringement of others’ intellectual property; retention of key personnel; product liability; consolidation in the pharmaceutical and biotechnology industries; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; credit and financial market conditions; legislative or regulatory changes; volatility of stock price; possible dilution; possible influence by Pfizer; ability to pay any registration penalties; absence of dividends; and other factors described in our filings with the SEC. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.